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                                                                    Exhibit 99.1


[WILLBROS GROUP, INC. LOGO]



                                           CONTACT: Michael W. Collier
                                                    Investor Relations Manager
NEWS RELEASE                                        Willbros USA, Inc.
                                                    (713) 403-8016

                                                    Jack Lascar / Partner
FOR IMMEDIATE RELEASE                               DRG&E
                                                    (713) 529-6600



                 WILLBROS ANNOUNCES RECEIPT OF CONSENT TO AMEND
                            CONVERTIBLE SENIOR NOTES


         HOUSTON, TEXAS - SEPTEMBER 23, 2005 - Willbros Group, Inc. (NYSE: WG) announced today that it has received and accepted consents from the holders of a majority in principal amount of its 2.75 % convertible senior notes due 2024 to waive any potential defaults that may have occurred before the proposed amendments become effective, to rescind a purported notice of default that was delivered to Willbros under the indenture and to clarify that for a period ending on the nine-month anniversary of the date the proposed amendments become effective, no default will occur if Willbros fails to timely file a periodic report with the SEC.

         Bear, Stearns & Co. Inc. acted as the solicitation agent and D.F. King & Co., Inc. served as the information agent and tabulation agent for the consent solicitation. Information regarding the consent solicitation may be obtained by contacting Bear, Stearns & Co., Inc., Global Liability Management Group at (877) 696-BEAR (toll free) or (877) 696-2327 (toll free).

         Willbros Group, Inc. is an independent contractor serving the oil, gas and power industries, providing engineering and construction, and facilities development and operations services to industry and government entities worldwide. For more information on Willbros, please visit our web site at www.willbros.com.

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This announcement contains forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future, are forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from these statements, including those discussed above and such things as the potential for additional investigations, fines and penalties by government agencies, the financial impact of the internal investigation, litigation that may arise from the investigation, the outcome of the potential SEC and Department of Justice investigations, including review and restatement of its previously announced or filed financial results and the costs and expenses associated therewith; the audit of the restated financial statements; the identification of one or more other issues that require restatement of one or more prior period financial statements; the completion and audit of Willbros' 2004 financial statements; the communication by Willbros' management and independent auditors of the existence of material weaknesses in internal controls over financial reporting; availability of quality management, availability and terms of capital; changes in, or the failure to comply with, government regulations; ability to remain in compliance with, or obtain waivers under, the Company's loan agreements and indentures; the promulgation, application, and interpretation of environmental laws and regulations; future E&P capital expenditures, oil, gas, gas liquids and power prices and demand, the amount and location of planned pipelines, the effective tax rate of the different countries where the work is being conducted, development trends of the oil, gas and power industries, changes in the political and economic environment of the countries in which the Company has operations, as well as other risk factors described from time to time in the Company's documents and reports filed with the SEC. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

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